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                                                                    Exhibit 99.1

                                                                          [LOGO]

CONTACT: Barbara Marxer
         Investor Relations
         770-857-7118

         Caroline Hoke
         Media Relations
         770-857-7178

    First Data Will Offer $525 Million of Convertible Senior Notes Due 2008;
                       Proceeds to Repay Short-term Debt


ATLANTA, February 21, 2001 -- First Data Corp. (NYSE: FDC), a global leader in electronic commerce and payment services, today announced that it will offer $525 million of Convertible Senior Notes. The Company will issue these out of an existing debt shelf registration.

     First Data said the proceeds from the offering will be used to repay outstanding commercial paper and for general corporate purposes. Total indebtedness of the company will not change as a result of the offering. It is anticipated that the offering will be slightly accretive to earnings per share in 2001.

     A written prospectus describing the Convertible Senior Notes may be obtained by writing or telephoning First Data at the following address:
     First Data Corp.
     5660 New Northside Drive
     Atlanta, Georgia 30328
     Attn: Investor Relations Department
     770-857-7219
                                    # # # #

     Atlanta-based First Data Corp. (NYSE: FDC) helps move the world's money.
As the leader in electronic commerce and payment services, First Data serves more than two million merchant locations, 1,400 card issuers and millions of consumers, making it easier, faster and more secure for people and businesses to buy goods and services using virtually any form of payment. With more than 27,000 employees worldwide, the company provides credit, debit and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfers and money orders; and check processing and verification services throughout the United States, United Kingdom, Australia, Mexico, Spain and Germany. In addition, its Western Union network includes approximately 101,000 agent locations with operations in 186 countries and territories. For more information, please visit the company's Web site at www.firstdata.com.
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    Notice to Investors, Prospective Investors and the Investment Community
          Cautionary Information Regarding Forward-Looking Statements
          -----------------------------------------------------------

The EPS growth projections for the Company as set forth in this press release, and other statements which project performance or events in the future, are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company's forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company's business units consistent with past experience; (d) timely, successful and cost effective implementation of processing systems to provide new products, improved functionality and increased efficiencies, particularly in the Card Issuer Services segment; (e) continuing development and maintenance of appropriate business continuity plans for the Company's processing systems based on the needs and risks relative to each such system; (f) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (g) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (h) no material slowing of economic conditions or consumer spending; (i) anticipation of and response to technological changes, particularly with respect to e-commerce; (j) attracting and retaining qualified key employees; (k) no imposition of a Value Added Tax on third-party credit card processing services by the European Community ("EC"), which could put credit card processing outsourcers at a competitive disadvantage to in-house solutions in the EC; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC's businesses which require significant product redevelopment efforts, reduce the market for or value of its products, or render products obsolete; (m) continuation of the existing interest rate environment, avoiding increases in agent fees related to the Company's consumer money transfer products and the Company's short-term borrowing costs; (n) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly between the United States and Mexico, without a corresponding increase in volume or consumer fees; (o) no unanticipated developments relating to previously disclosed lawsuits against Western Union, inter alia, violation of consumer protection laws in connection with advertising the cost of money transfer to Mexico; (p) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection and
(q) continued political stability in countries in which Western Union has material operations.